Exhibit 99.2

LETTER TO BROKERS, DEALERS, COMMERCIAL BANKS,

TRUST COMPANIES AND OTHER NOMINEES

Relating to

RHP HOTEL PROPERTIES, LP

RHP FINANCE CORPORATION

Offer to Exchange up to

$350,000,000 aggregate principal amount of 5.00% Senior Notes due 2021 that have been registered under the Securities Act of 1933

for

$350,000,000 aggregate principal amount of 5.00% Senior Notes due 2021 that have not been registered under the Securities Act of 1933

Pursuant to the Prospectus dated             , 2013

            , 2013

To Brokers, Dealers, Commercial Banks,

Trust Companies and other Nominees:

As described in the enclosed Prospectus, dated             , 2013 (the “Prospectus”), and Letter of Transmittal (the “Letter of Transmittal”), RHP Hotel Properties, LP, a Delaware limited partnership, and RHP Finance Corporation, a Delaware corporation (together, the “Issuers”), are offering to exchange (the “Exchange Offer”) an aggregate principal amount of up to $350,000,000 of their 5.00% Senior Notes due 2021 (CUSIP No. 749571AB1) (the “Exchange Notes”) which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of their outstanding unregistered 5.00% Senior Notes due 2021 (CUSIP Nos. 749571AA3 and U76453AA4) (the “Private Notes”). The Issuers will accept for exchange any and all Private Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal.

WE URGE YOU TO PROMPTLY CONTACT YOUR CLIENTS FOR WHOM YOU HOLD PRIVATE NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE. PLEASE BRING THE EXCHANGE OFFER TO THEIR ATTENTION AS PROMPTLY AS POSSIBLE.

Enclosed herewith are copies of the following documents:

1. The Prospectus;

2. The Letter of Transmittal for your use in connection with the tender of Private Notes and for the information of your clients, including a Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (providing information relating to U.S. federal income tax backup withholding);

3. A form of Notice of Guaranteed Delivery; and

4. A form of letter, including a letter of instructions to a registered holder from a beneficial owner, which you may use to correspond with your clients for whose accounts you hold Private Notes that are registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions regarding the Exchange Offer.

YOUR PROMPT ACTION IS REQUESTED. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON             , 2013 (THE “EXPIRATION DATE”), UNLESS EXTENDED BY THE ISSUERS.

To participate in the Exchange Offer, certificates for Private Notes, together with a duly executed and properly completed Letter of Transmittal or facsimile thereof, or a timely confirmation of a book-entry transfer of such Private Notes into the account of U.S. Bank National Association (the “Exchange Agent”) at DTC, with any required signature guarantees, and any other required documents, which in the case of a confirmation of a book-entry transfer shall include an agent’s message, must be received by the Exchange Agent on or prior to the Expiration Date as indicated in the Prospectus and the Letter of Transmittal.

The Issuers will not pay any fees or commissions to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of the Private Notes pursuant to the Exchange Offer.

Holders who tender their Private Notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, Exchange Notes issued in the Exchange Offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the Private Notes tendered, or if a transfer tax is imposed for any reason other than the exchange of Private Notes in connection with the Exchange Offer, then the holder must pay any such transfer taxes, whether imposed on the registered holder or on any other person.

If holders of the Private Notes wish to tender, but it is impracticable for them to forward their Private Notes prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus and in the Letter of Transmittal.

Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the Exchange Agent at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,

RHP Hotel Properties, LP
RHP Finance Corporation

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL MAKE YOU OR ANY OTHER PERSON AN AGENT OF THE ISSUERS OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS EXPRESSLY CONTAINED THEREIN.